[Jones & Blouch Letterhead]



                                                                   Exhibit 99.9

                                 April 28, 1999


Board of Directors
The American Life Insurance Company
  of New York
320 Park Avenue
New York, New York 10022

Gentlemen:


        We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 8 to the registration statement on Form N-4 of The American Separate Account No. 2 and The American Life Insurance Company of New York, File No. 33-66406, to be filed with the Securities and Exchange Commission.


                                                  Very truly yours,



                                                  Jones & Blouch L.L.P.